EXHIBIT 99.2

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2012	October 31, 2011	January 31, 2011

Net revenue	$30,036	$32,122	$32,302

Costs and Expenses:(a)
Cost of sales	23,313	25,304	24,381
Research and development	786	829	798
Selling, general and administrative	3,367	3,605	3,117
Amortization of purchased intangible assets	466	411	425
Restructuring charges	40	179	158
Acquisition-related charges	22	114	29
Impairment of goodwill and purchased intangible assets	-	885	-
Total costs and expenses	27,994	31,327	28,908

Earnings from operations	2,042	795	3,394

Interest and other, net	(221)	(401)	(97)

Earnings before taxes	1,821	394	3,297

Provision for taxes	353	155	692

Net earnings	$1,468	$239	$2,605

Net earnings per share:
Basic	$0.74	$0.12	$1.19
Diluted	$0.73	$0.12	$1.17

Cash dividends declared per share	$0.24	$-	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	1,981	1,989	2,182
Diluted	1,998	2,005	2,226

(a)
In connection with organizational realignments implemented in the first quarter of fiscal year 2012, certain costs previously reported as Cost of Sales have been reclassified as Selling, General and Administrative expenses to better align those costs with the functional areas that benefit from those expenditures.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	January 31, 2012	October 31, 2011
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$8,113	$8,043
Accounts receivable	15,892	18,224
Financing receivables	3,123	3,162
Inventory	7,271	7,490
Other current assets	14,350	14,102
Total current assets	48,749	51,021

Property, plant and equipment	12,122	12,292

Long-term financing receivables and other assets	11,057	10,755

Goodwill and purchased intangible assets	54,668	55,449

Total assets	$126,596	$129,517

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$5,438	$8,083
Accounts payable	12,375	14,750
Employee compensation and benefits	3,136	3,999
Taxes on earnings	929	1,048
Deferred revenue	7,530	7,449
Other accrued liabilities	14,885	15,113
Total current liabilities	44,293	50,442

Long-term debt	25,462	22,551

Other liabilities	17,269	17,520

Stockholders' equity:
HP stockholders' equity	39,162	38,625
Non-controlling interests	410	379
Total stockholders' equity	39,572	39,004

Total liabilities and stockholders' equity	$126,596	$129,517

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31, 2012	October 31, 2011	January 31, 2011

Net revenue:(a)

Personal Systems Group	$8,873	$10,118	$10,449
Services	8,626	9,227	8,529
Imaging and Printing Group	6,258	6,419	6,731
Enterprise Servers, Storage and Networking	5,018	5,601	5,599
Software	946	1,023	725
HP Financial Services	950	952	827
Corporate Investments	58	(131)	62
Total segments	30,729	33,209	32,922
Elimination of intersegment net revenue and other	(693)	(1,087)	(620)

Total HP consolidated net revenue	$30,036	$32,122	$32,302

Earnings from operations:(a)

Personal Systems Group	$464	$578	$672
Services	905	1,210	1,381
Imaging and Printing Group	761	793	1,119
Enterprise Servers, Storage and Networking	562	717	830
Software	162	284	120
HP Financial Services	91	98	79
Corporate Investments	(48)	(908)	(178)
Total segments	2,897	2,772	4,023

Corporate and unallocated costs, gains and eliminations	(153)	(196)	149
Unallocated costs related to stock-based compensation expense	(174)	(192)	(166)
Amortization of purchased intangible assets	(466)	(411)	(425)
Restructuring charges	(40)	(179)	(158)
Acquisition-related charges	(22)	(114)	(29)
Impairment of goodwill and purchased intangible assets	-	(885)	-
Interest and other, net	(221)	(401)	(97)

Total HP consolidated earnings before taxes	$1,821	$394	$3,297

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue and operating profit among the Services, Imaging and Printing Group, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to the Imaging and Printing Group, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. There was no impact on the previously reported financial results for the Personal Systems Group and HP Financial Services segments.